UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2013

Idenix Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-49839	45-0478605
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

60 Hampshire Street Cambridge, MA		02139
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: 617-995-9800

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

On February 4, 2013, Idenix Pharmaceuticals, Inc. (the “Company”) issued a press release announcing that the Company has elected not to continue its clinical development program for IDX184, a nucleotide polymerase inhibitor in phase IIb testing for the treatment of hepatitis C virus (“HCV”) infection, or to continue its development of IDX19368, an HCV nucleotide polymerase inhibitor for which the Company had previously filed an investigational new drug application but had not initiated patient dosing. In August 2012, the U.S. Food and Drug Administration (the “FDA”) placed IDX184 on partial clinical hold and IDX19368 on clinical hold due to cardiac adverse events seen in a competitor’s phase II clinical trial of BMS-986094. All three drug candidates are 2’-methyl guanosine nucleotide prodrugs. In December, Idenix completed the submission of requested cardiac safety data for IDX184 to the FDA. Idenix has found no evidence of severe cardiac findings to date. In February, the FDA communicated that the IDX184 and IDX19368 programs would remain on clinical hold, and, as a result, the Company has determined it will not continue the development of these programs.

The full text of the press release is attached hereto as Exhibit 99.1. Exhibit 99.1 is incorporated by reference into this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

99.1	Press Release dated February 4, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Idenix Pharmaceuticals, Inc.

Date: February 4, 2013	By:	/s/ Maria Stahl
Maria Stahl
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated February 4, 2013